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                                                                   Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts", "Summary Historical Consolidated Financial Data for Oshkosh", and "Selected Historical Consolidated Financial Data for Oshkosh" and to the use of our report dated October 31, 1997 (except for Notes 4 and 13, as to which the date is December 8,
1997) in Amendment No. 1 to the Registration Statement (Form S-4) and the related Prospectus of Oshkosh Truck Corporation for the registration of $100,000,000 principal amount of 8 3/4% senior subordinated notes.


                                                    ERNST & YOUNG LLP




Milwaukee, Wisconsin
April 16, 1998